 EXHIBIT 23.2

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Business Financial Services, Inc. of our report dated February 24, 2021 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of First Business Financial Services, Inc. for the year ended December 31, 2020.

/s/ Crowe LLP

Crowe LLP

Oak Brook, Illinois

May 14, 2021